Ballantyne Strong Reports Financial Results

for Second Quarter 2016

OMAHA, Nebraska (August 4, 2016) – Ballantyne Strong, Inc. (NYSE MKT: BTN), a holding company with diverse business activities focused on serving the cinema, retail, financial and government markets, today reported financial results for the second quarter ended June 30, 2016.

Net revenues were $20.6 million in the second quarter of 2016, compared with $17.8 million in the same period of the prior year. Income from operations was $2.0 million in the second quarter of 2016, compared with a loss from operations of ($2.1) million in the same period of the prior year. Core pre-tax earnings were $2.1 million in the second quarter of 2016, compared with core pre-tax earnings of $0.4 million in the same period of the prior year. Net earnings from continuing operations totaled $1.8 million, or $0.12 per share, in the second quarter of 2016, compared with a net loss from continuing operations of ($2.8) million, or ($0.20) per share, in the same period of the prior year.

The financial results for the second quarter of 2016 include certain items that are expected to be non-recurring in nature. These items include a charge of ($0.1) million to accelerate the depreciation on leasehold improvements in our Omaha facility and income of $0.5 million related to an excess distribution from an equity investment.

Kyle Cerminara, Chairman and CEO of Ballantyne Strong, Inc. commented, “I am pleased with the progress we continue to make and our performance in the second quarter. Our performance in the second quarter is evidence that we are focused on the right strategic objectives. While we have made a great deal of progress, we are excited about the opportunities in front of us as we continue to execute against our new strategy. We have thoughtful plans in place that we’re working against and great ideas unfolding under our new strategy. All of the work we’ve been doing should position us well to deliver long-term shareholder value.”

Q2 2016 Financial Summary

Cinema revenues were $11.3 million in the second quarter of 2016, compared with $10.3 million in the same period of the prior year. The increase is due to higher digital projector and screen sales.

Digital Media revenues were $9.8 million in the second quarter of 2016, compared with $7.8 million in the same period of the prior year. The increase is attributable to an increase in equipment sales and project revenue from our digital signage business as well as increased demand from the service business.

Consolidated gross profit was $6.1 million in the second quarter of 2016, compared with $3.5 million in the same quarter of the prior year. Gross margin was 29.9% in the second quarter of 2016, compared with 19.6% in the same quarter of the prior year. The second quarter of the prior year included a non-recurring charge of ($1.0) million related to the valuation of inventory. Excluding this charge, adjusted gross profit for the second quarter of the prior year was $4.5 million and adjusted gross margin percentage was 25.0%. There were no similar charges in the second quarter of 2016. This represents an improvement of 495 basis points in comparison to the same quarter of the prior year. Margin improvements were seen in both the Cinema and Digital Media segments. Margin improvements in the Cinema segment were primarily driven by a more favorable sales mix. Margin improvements in the Digital Media segment were driven by continued progress in effectively managing costs.

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Selling, general and administrative expenses (SG&A) were $4.2 million in the second quarter of 2016, compared with $5.2 million in the same quarter of the prior year. SG&A in the second quarter of 2016 included a charge for accelerated depreciation of ($0.1) million on leasehold improvements in our Omaha facility. Excluding this charge, adjusted SG&A expenses were $4.1 million. SG&A in the second quarter of the prior year included costs associated with the proxy contest of ($0.3) million, severance costs of ($0.7) million related to the reorganization that took place in the second quarter of last year and facility consolidation costs of ($0.1) million. Excluding these charges, adjusted SG&A for the prior year was $4.2 million.

Other income was $0.4 million in the second quarter of 2016, compared with other income of $0.1 million in the same quarter of the prior year. Other income in the second quarter of 2016 included non-recurring income of $0.5 million related to an excess distribution from an equity investment.

Six Month Results

For the six months ended June 30, 2016, net revenues were $37.7 million, compared with $37.0 million for the same period in 2015. Gross profit amounted to $11.4 million, or 30.2% of net revenues, compared to gross profit of $7.8 million, or 21.0% of net revenues in the prior year period. Net earnings from continuing operations were $1.0 million, or $0.07 per share for the six months ended June 30, 2016, compared to a net loss from continuing operations of ($12.7) million, or ($0.90) per share for the same period of the prior year. The results for the six months ended June 30, 2016 included $0.2 million of income, net of charges, which are expected to be non-recurring in nature. These charges were related to the acceleration of depreciation and income related to an excess distribution from an equity investment. The same period of the prior year included ($12.6) million of charges that are expected to be non-recurring in nature. These charges were related to severance, facility consolidation costs, the proxy contest, inventory valuation and deferred tax valuation allowances.

Discontinued Operations

As a result of the plan to pursue a sale of the Strong Westrex operations, the financial results of the Strong Westrex business are being reported as discontinued operations in the condensed consolidated statement of operations. All prior period results have been reclassified to reflect results from continuing operations. Net loss from discontinued operations was ($0.9) million in the second quarter of 2016, compared to a net loss of ($0.1) million in the same quarter of the prior year.

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Balance Sheet

Excluding assets held for sale, Ballantyne’s cash and cash equivalents balance at June 30, 2016 was $12.8 million, which was lower than $17.9 million at December 31, 2015. The decrease in cash was driven by cash utilized during the quarter for the purchase of equity investments. The cash balance for the Strong Westrex operations, classified under assets held for sale, was $1.4 million as of June 30, 2016.

Conference Call and Webcast

A conference call to discuss 2016 second quarter financial results will be held on Thursday, August 4, 2016 at 5:00 p.m. Eastern Time / 4:00 p.m. Central Time. Investors and analysts are invited to access the conference call by dialing 866-652-5200 (domestic) or 412-317-6060 (international), and referencing “Ballantyne Strong”. A link to the second quarter presentation and a live webcast of the call is available on the Investors – Financial Reports & Webcasts section of http://www.strong-world.com.

After the live webcast, a replay will remain available in the Investor Relations section of Ballantyne Strong’s website. A replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) through August 17, 2016, conference ID 10087492.

About Ballantyne Strong, Inc. (www.strong-world.com)

Ballantyne Strong and its subsidiaries engage in diverse business activities including the design, integration and installation of technology solutions for a broad range of applications; development and delivery of out-of-home messaging, advertising and communications; manufacturing of projection screens; and providing managed services including monitoring of networked equipment. The Company focuses on serving the cinema, retail, financial, and government markets.

Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the following risks and uncertainties: the Company’s ability to expand its revenue streams to compensate for the lower demand for its digital cinema products and installation services, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s ability to successfully execute its investment strategy, the Company’s ability to retain or replace its significant customers, the impact of challenging global economic environment or a downturn in the markets, economic and political risks of selling products in foreign countries, risks of non-compliance with U.S. and foreign laws and regulations, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate the new executives, acquisition-related risks, the Company’s ability to assert its intellectual property rights, the impact of natural disasters and other catastrophic events, the adequacy of insurance, and the impact of having a controlling stockholder. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

CONTACT:

Nate Legband	Elise Stejskal
Chief Financial Officer	Investor Relations
402/829-9404	402/829-9423

-tables follow-

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,787	$17,862
Accounts receivable (net of allowance for doubtful accounts of $1,071 and $1,207, respectively)	14,556	11,032
Inventories:
Finished goods, net	6,259	5,651
Work in process	416	190
Raw materials and components, net	1,095	1,351
Total inventories, net	7,770	7,192
Recoverable income taxes	516	85
Other current assets	2,487	2,556
Current assets held for sale	1,797	7,219
Total current assets	39,913	45,946
Property, plant and equipment (net of accumulated depreciation of $7,875 and $6,578, respectively)	11,414	11,703
Marketable securities	1,812	2,101
Equity method investments	7,766	4,001
Intangible assets, net	526	235
Goodwill	924	863
Notes receivable	1,669	1,669
Other assets	105	281
Noncurrent assets held for sale	—	65
Total assets	$64,129	$66,864
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,464	$4,948
Accrued expenses	3,072	3,583
Customer deposits/deferred revenue	3,005	3,550
Income tax payable	132	1,291
Current liabilities held for sale	737	4,395
Total current liabilities	13,410	17,767
Deferred revenue	1,266	1,288
Deferred income taxes	1,605	1,716
Other accrued expenses, net of current portion	1,306	1,581
Total liabilities	17,587	22,352
Stockholders’ equity:
Preferred stock, par value $.01 per share; Authorized 1,000 shares, none outstanding	—	—
Common stock, par value $.01 per share; Authorized 25,000 shares; issued 17,002 and 16,925 shares at June 30, 2016 and December 31, 2015, respectively; 14,237 and 14,191 shares outstanding at June 30, 2016 and December 31, 2015, respectively	169	169
Additional paid-in capital	39,454	39,157
Accumulated other comprehensive income:
Foreign currency translation	(4,604)	(6,229)
Postretirement benefit obligations	74	74
Unrealized gain on available-for-sale securities of equity method investment	21	—
Retained earnings	29,815	29,595
	64,929	62,766
Less 2,765 and 2,734 of common shares in treasury, at cost at June 30, 2016 and December 31, 2015	(18,387)	(18,254)
Total stockholders’ equity	46,542	44,512
Total liabilities and stockholders’ equity	$64,129	$66,864

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Six Months Ended June 30, 2016 and 2015

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net product sales	$14,862	$12,064	$26,597	$26,019
Net service revenues	5,696	5,767	11,075	10,962
Total net revenues	20,558	17,831	37,672	36,981
Cost of products sold	11,280	10,661	20,038	22,141
Cost of services	3,129	3,675	6,249	7,089
Total cost of revenues	14,409	14,336	26,287	29,230
Gross profit	6,149	3,495	11,385	7,751
Selling and administrative expenses:
Selling	1,149	1,344	2,174	2,932
Administrative	3,037	3,885	6,136	7,456
Total selling and administrative expenses	4,186	5,229	8,310	10,388
Gain (loss) on the sale or disposal of assets	—	(381)	1	(378)
Income (loss) from operations	1,963	(2,115)	3,076	(3,015)
Other income (expense):
Interest income	27	167	40	331
Interest expense	(27)	(15)	(40)	(31)
Foreign currency transaction (expense) gain	(180)	(81)	(1,005)	556
Change in value of marketable securities	116	—	(366)	—
Excess distribution from joint venture	502	—	502	—
Other income, net	6	17	43	24
Total other income (expense)	444	88	(826)	880
Earnings (loss) before income taxes and equity method investment income	2,407	(2,027)	2,250	(2,135)
Income tax expense	(653)	(911)	(1,337)	(10,696)
Equity method investment income	—	94	41	94
Net earnings (loss) from continuing operations	1,754	(2,844)	954	(12,737)
Net loss from discontinued operations, net of tax	(921)	(75)	(734)	(347)
Net earnings (loss)	$833	$(2,919)	$220	$(13,084)
Net earnings (loss) per share - basic
Net earnings (loss) from continuing operations	$0.12	$(0.20)	$0.07	$(0.90)
Net loss from discontinued operations	(0.06)	(0.01)	(0.05)	(0.03)
Net earnings (loss)	$0.06	$(0.21)	$0.02	$(0.93)
Net earnings (loss) per share - diluted
Net earnings (loss) from continuing operations	$0.12	$(0.20)	$0.07	$(0.90)
Net loss from discontinued operations	(0.06)	(0.01)	(0.05)	(0.03)
Net earnings (loss)	$0.06	$(0.21)	$0.02	$(0.93)

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Three and Six Months Ended June 30, 2016 and 2015

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2016	2015

Cash flows from operating activities:
Net earnings (loss)	$220	$(13,084)
Net loss from discontinued operations, net of tax	734	347
Net earnings (loss) from continuing operations	954	(12,737)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities:
Provision for doubtful accounts	(44)	24
Provision for obsolete inventory	47	957
Provision for warranty	171	310
Depreciation and amortization	1,127	1,245
Equity method investment income	(41)	(94)
Change in value of marketable securities	366	—
(Gain) loss on disposal or transfer of assets	(1)	378
Deferred income taxes	(146)	8,812
Share-based compensation expense	244	151
Changes in operating assets and liabilities:
Accounts, unbilled and notes receivable	(2,684)	6,683
Inventories	(522)	227
Other current assets	(320)	(524)
Accounts payable	1,361	(2,518)
Accrued expenses	358	(697)
Customer deposits/deferred revenue	(570)	(682)
Income taxes payable	(1,620)	837
Other assets	(124)	(126)
Net cash flows from operating activities – continuing operations	(1,444)	2,246
Net cash flows from operating activities – discontinued operations	(2,724)	667
Net cash (used in) provided by operating activities	(4,168)	2,913

Cash flows from investing activities:
Purchase of equity securities	(3,764)	—
Dividend from equity method investment	103	—
Capital expenditures	(653)	(240)
Proceeds from sale of assets	—	5
Net cash used in investing activities – continuing operations	(4,314)	(235)

Cash flows from financing activities:
Purchase of treasury stock	(133)	—
Proceeds from exercise of stock options	53	—
Payments on capital lease obligations	(159)	(14)
Excess tax benefits from share-based arrangements	6	11
Net cash used in financing activities – continuing operations	(233)	(3)
Effect of exchange rate changes on cash and cash equivalents –continuing operations	916	(517)
Effect of exchange rate changes on cash and cash equivalents – discontinued operations	(69)	12
Net (decrease) increase in cash and cash equivalents	(7,868)	2,170
Discontinued operations cash activity included above:
Add: Cash balance included in assets held for sale at beginning of period	4,208	3,190
Less: Cash balance included in assets held for sale at end of period	(1,415)	(3,886)
Cash and cash equivalents at beginning of period	17,862	19,301
Cash and cash equivalents at end of period	$12,787	$20,775
Supplemental disclosure of non-cash investing and financing activities:
Capital lease obligations for property and equipment	$—	$226

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Reconciliation of Non-GAAP Financial Measures

Adjusted Gross Profit and Gross Margin Percentage, Adjusted Selling and Administrative Expenses and Core Pre-tax Earnings Reconciliation

Adjusted gross profit and gross margin percentage, adjusted selling and administrative expenses and core pre-tax earnings are non-GAAP measures. The Company defines core pre-tax earnings as income (loss) from operations plus equity method investment income less non-recurring charges. The Company believes these measures provide a useful indication of profitability and basis for assessing and analyzing the operations of the Company.

Management utilizes these non-GAAP measures in assessing the financial and operating performance of the Company. In addition, management believes these measures provide additional insight for investors and analysts in evaluating the Company’s financial and operating performance.

These adjusted financial measures should not be considered in isolation or as a substitute for other profitability metrics prepared in accordance with GAAP. Adjusted financial measures, as presented, may not be comparable to similarly titled measures of other companies. Adjusted financial measures for 2016 and 2015 are not tax effected due to the tax valuation allowance recorded in 2015.

Set forth below are reconciliations of gross profit and gross margin percentage to adjusted gross profit and gross margin percentage, selling and administrative expense to adjusted selling and administrative expense and a reconciliation of core pre-tax earnings to income (loss) from operations for the second quarter of 2016 and the same period of the prior year.

Reconciliation of Core Pre-tax Earnings
Unaudited, in thousands	Three months ended
	June 30, 2016	June 30, 2015
Income (loss) from operations	$1,963	$(2,115)
Equity method investment income	-	94
Non-recurring items	122	2,374
Core pre-tax earnings	$2,085	$353

Reconciliation of Gross Profit and Gross Margin Percentage
Unaudited, in thousands	Three months ended
	June 30, 2016	June 30, 2015
Gross profit	$6,149	$3,495
Gross margin percentage	29.9%	19.6%
Inventory valuation	-	958
Adjusted gross profit	$6,149	$4,453
Adjusted gross margin percentage	29.9%	25.0%

Reconciliation of Selling and Administrative
Unaudited, in thousands	Three months ended
	June 30, 2016	June 30, 2015
Selling and administrative expenses	$4,186	$5,229
Severance costs	-	(693)
Facility consolidation costs	-	(59)
Proxy contest charges	-	(297)
Accelerated facility depreciation	(122)	-
Adjusted selling and administrative expenses	$4,064	$4,180

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